EXHIBIT 23

CONSENT OF HANNIS T. BOURGEOIS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the use of our Report of Independent Registered Public Accounting Firm dated February 23, 2007 on the consolidated financial statements of Britton & Koontz Capital Corporation and Subsidiaries for the years ended December 31, 2006, 2005 and 2004, to be included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Hannis T. Bourgeois, LLP
Baton Rouge, Louisiana
February 26, 2007